UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023 (December 28, 2022)

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Revolving Facility Amendment set forth in Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 28, 2022, SS&C Technologies Holdings, Inc. (the “Company”) entered into an amendment (the “Revolving Facility Amendment”) to the amended and restated credit agreement, dated as of April 16, 2018 (as amended, supplemented or otherwise modified prior to the date of the Revolving Facility Amendment, the “Credit Agreement” and as modified by the Revolving Facility Amendment, the “Amended Credit Agreement”), by and among certain of the Company’s subsidiaries (SS&C Technologies, Inc., SS&C Technologies Holdings Europe S.à R.L., SS&C European Holdings S.à R.L. and SS&C Financing), as borrowers, the Company, the other guarantors from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as term facilities administrative agent (in such capacity, the “Term Facilities Administrative Agent”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as revolving facility administrative agent (in such capacity, the “Revolving Facility Administrative Agent”) and each lender from time to time party thereto.

The Revolving Facility Amendment amended the revolving credit facility under the Credit Agreement to, among other things: (i) extend the maturity date thereof to December 28, 2027, (ii) amend the interest rate provisions to replace LIBOR with Term SOFR as the interest rate benchmark thereof, (iii) appoint Morgan Stanley as Revolving Facility Administrative Agent with respect thereto, (iv) increase the aggregate commitments in respect thereof from $250 million to $600 million and (v) make certain other revisions as more fully set forth in the Revolving Facility Amendment. The revolving loans under the Amended Credit Agreement bear interest, at the Company’s election, at an annual rate based on Term SOFR or a base rate. Loans based on Term SOFR shall bear interest at a rate between Term SOFR plus 1.25% and Term SOFR plus 1.50%, depending on the Company’s consolidated secured net leverage ratio. Loans based on the base rate shall bear interest at a rate between the base rate plus 0.25% or 0.50%, depending on the Company’s consolidated secured net leverage ratio.

The foregoing description of the Revolving Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Facility Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1

Revolving Facility Amendment, dated as of December 28, 2022, by and among certain of SS&C Technologies Holdings, Inc.’s subsidiaries, as borrowers, SS&C Technologies Holdings, Inc., the other guarantors from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as Term Facilities Administrative Agent, Morgan Stanley Senior Funding, Inc., as Revolving Facility Administrative Agent, and each lender from time to time party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: January 4, 2023	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer